Exhibit 10.2

LIMITED CONSENT, WAIVER AND RELEASE

This LIMITED CONSENT, WAIVER AND RELEASE (this “Limited Waiver”) is entered into this 28th day of November, 2018 by and between AROSA OPPORTUNISTIC FUND LP, a Cayman Islands exempted limited partnership (“Lender”), and WORKHORSE GROUP INC., a Nevada corporation (“Borrower”).

RECITALS

A. Lender and Borrower have entered into that certain Loan Agreement dated as of July 6, 2018, as amended by that certain First Amendment to Loan Agreement dated as of August 2, 2018 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”), pursuant to which Lender has made a loan to Borrower for the purposes permitted in the Loan Agreement.

B. Borrower has informed Lender that Borrower to desires to enter into one or more sales (collectively, the “Cell Sale”) of 615,000 Panasonic Inc. model 18650 battery cells (the “Cells”) together with an obligation or option to repurchase the Cells (the “Repurchase Option”) and has requested that Lender release is security interest in Collateral consisting of the Cells solely for the purpose of facilitating the Cell Sale, consent to Borrower’s Transfer of the Cells pursuant to the Cell Sale and waive the requirement that Borrower prepay the Obligations in an amount equal to the Asset Sale Proceeds arising from the Cell Sale.

C. Lender has agreed to release its security interest in the Cells, consent to the Cell Sale, and waive the requirement that Borrower prepay the Obligations in an amount equal to the Asset Sale Proceeds arising solely from the Cell Sales, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Limited Waiver shall have the meanings given to them in the Loan Agreement.

2. Release. Subject to the terms and conditions set forth herein and in reliance on the representations and warranties of Borrower herein contained, concurrently with the closing of a Cell Sale on terms reasonably acceptable to Lender with a counterparty reasonably acceptable to Lender, the Cells that are Transferred pursuant to such Cell Sale are hereby released from the security interest created by the Guarantee and Collateral Agreement; provided that (a) Lender is not releasing, and Lender’s security interest shall continue unimpaired, on the proceeds of the Cells, (b) Borrower shall exercise the Repurchase Option to reacquire all Cells sold pursuant to such Cell Sale no later than May 1, 2019 if any of the Obligations remain outstanding as of such date, and (c) upon exercise of the Repurchase Option or any other reacquisition of such Cells, such Cells shall constitute Collateral for all purposes under the Guarantee and Collateral Agreement and Borrower will execute any addendum thereto reasonably requested by Lender. Upon request by Borrower, Lender will, at Borrower’s sole expense, execute, deliver and acknowledge all such further documents, agreements and certificates and instruments as Borrower may reasonably request to more effectively effectuate the foregoing release of the Cells.

3. Limited Consent and Waivers.

(a) Subject to the terms and conditions set forth herein and in reliance on the representations and warranties of Borrower herein contained, Lender hereby: (i) waives compliance with the provisions of Sections 2.1(c)(iii) and 7.1 of the Loan Agreement to the extent, and only to the extent, necessary to permit Borrower to Transfer the Cells pursuant to a Cell Sale on terms reasonably acceptable to Lender with a counterparty reasonably acceptable to Lender and to do so without applying the Asset Sale Proceeds arising solely from such Cell Sale to prepay the Obligations, and (ii) acknowledges that Duke Energy One, Inc. (“Duke”) is reasonably acceptable to Lender and the terms of the Cell Sale agreement in the form attached hereto as Exhibit A (the “Duke Agreement”) are reasonably acceptable to Lender; provided that (y) this consent does not extend to any amendments or modifications to the Duke Agreement that are adverse to the interests of Lender and (z) Borrower shall exercise the Repurchase Option to reacquire all Cells sold pursuant to such Cell Sale no later than May 1, 2019 if any of the Obligations remain outstanding as of such date.

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(b) Without limiting the generality of the provisions of Section 13.7 of the Loan Agreement, the waiver set forth above shall be limited precisely as written and relates solely to the noncompliance by Company with the provisions of Sections 2.1(c)(iii) and 7.1 of the Loan Agreement in the manner and to the extent described above, and nothing in this Limited Waiver shall be deemed to: (i) constitute a waiver of compliance by Borrower with respect to Section 2.1(c)(iii) or 7.1 of the Loan Agreement in any other instance or any other term, provision or condition of the Loan Agreement or any other Loan Document; or (ii) prejudice any right or remedy that Lender may now have or may have in the future under or in connection with the Loan Agreement or any other instrument or agreement referred to therein.

4. Additional Covenants. So long as the Obligations remain outstanding,

(a) commencing the week of November 25, 2018, Borrower shall deliver to Lender, on or before Friday of each week (commencing November 30, 2018) by no later than 2:00 p.m. Eastern time, an rolling 13-week cash flow forecast and in form and detail satisfactory to Lender, together with, commencing the week of December 2, 2018, a variance analysis of actual versus forecasted amounts for the preceding week; and

(b) commencing the week of November 25, 2018, no less frequently than weekly, on a day and at a time mutually convenient to Borrower and Lender, Borrower and its executive officers shall hold a meeting (which may be held telephonically) to discuss and analyze the financial conditions, liquidity and operations of Borrower and its Subsidiaries.

5. Warrant. Concurrently herewith, Borrower shall have (a) issued to Lender fully executed Amended and Restated Warrants in the forms attached hereto as Exhibit B (the “Amended and Restated Warrants”), amending and restating each of the warrants previously issued to Lender with a strike price of the lesser of $1.25 and the existing strike price of the warrants, such strike price subject to further adjustment upon the issuance of equity or warrants having a lower price per share or strike price, which Amended and Restated Warrants will be subject to antidilution provisions, including, without limitation, in connection with additional equity capital raises and warrant issuances, such that the Amended and Restated Warrants will continue to be exercisable for 10% of the outstanding common shares after any subsequent equity capital raises or warrant issuances, and subject to other terms acceptable to Lender, (b) delivered to Lender evidence satisfactory to Lender that all board and shareholder consents necessary in connection with the Amended and Restated Warrants have been obtained, (c) delivered to Lender evidence satisfactory to Lender that Borrower has authorized and reserved a sufficient number of shares of common stock to issue upon exercise of the Amended and Restated Warrants, and (d) delivered to Lender evidence satisfactory to Lender that all filings necessary to be made with the SEC and Nasdaq in connection with the issuance of the Amended and Restated Warrants have been made. Borrower acknowledges that that (i) the issuance of the Amended and Restated Warrants are consideration for, and a material inducement to Lender’s entry into, this Limited Waiver and (ii) the consents, releases and waivers set forth herein are conditioned on the effectiveness of the Amended and Restated Warrants.

6. Purchase and Sale of Common Stock.

(a) Subject to the terms and conditions set forth herein and in reliance on the representations and warranties of Borrower and Lender herein contained, Borrower shall sell and deliver to Lender, and Lender agrees to purchase and acquire from Borrower, 2,000,000 shares of the common stock of Borrower (the “Purchased Shares”) against payment by Lender of a purchase price in cash equal to $0.01 per share (the “Purchase Price”). The Purchase Price shall be paid by wire transfer of immediately available funds to Borrower to an account or accounts designated by Borrower to Lender.

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(b) If (i) Borrower shall not within thirty (30) days after the date on which the Purchased Shares are issued (the “Issuance Date”) file with the Securities and Exchange Commission (“SEC”) a registration statement for the resale by Lender or any transferee therefrom of the Purchased Shares (which registration statement shall be declared effective by the SEC no later than seventy-five (75 days (the “Effective Date”) after the Issuance Date, the “Registration Statement”), or (ii) a registration statement (which may be the Registration Statement) covering the issuance or resale of the Purchased Shares is not available at any time for resale of such Purchased Shares, as contemplated above and (x) Borrower fails to promptly, but in no event later than five (5) Business Days after such registration statement becomes unavailable, to so notify Lender and (y) after the Effective Date, Borrower is unable to deliver the Purchased Shares electronically without any restrictive legend by crediting such aggregate number of Purchased Shares to Lender’s or its designee’s balance account with DTC its custodian system (any of the events described in clauses (i) or (ii) above, a “Failure”), then, in each case of a Failure, in addition to all other remedies available to Lender, Borrower shall be obligated to issue to Lender, without any further consideration from the Lender, an additional number of shares of Common Stock equal to 100,000 (such shares, “Additional Shares”), and, to extent any such condition shall continue, shall further issue to Lender, Additional Shares (on the same terms as aforesaid) for each sixty (60) day period for which the Failure shall continue which such Additional Shares shall not exceed 500,000 shares in total. The foregoing limit in the total amount of Additional Shares shall in no way limit or release the Borrower's obligation to file the registration statement or to have it declared effective within the time frames set forth above, and to maintain the effectiveness of such registration statement, or to in any way limit the ability of the Lender to seek or obtain specific performance to cause the Borrower to effect the same.

7. Effectiveness. This Limited Waiver shall be deemed effective upon the due execution and delivery to Lender of this Limited Waiver by each party hereto; provided that the provisions of Sections 2 and 3 shall be effective only upon the satisfaction of the following: (a) the due execution and delivery to Lender of (i) the Amended and Restated Warrants and (ii) written consent of Borrower’s board of directors to this Limited Waiver and the transactions contemplated hereby, (b) Borrower’s satisfaction of the requirements of Section 5 hereof, (c) Lender’s receipt of the Purchased Shares in accordance with Section 6 hereof, (d) Borrower’s payment of all Lender Expenses incurred and invoiced as of the date hereof, and (e) delivery of such other documents as Lender may request.

8. Representations and Warranties of Borrower. To induce Lender to enter into this Limited Waiver, Borrower hereby represents and warrants to Lender as follows:

(a) Immediately after giving effect to this Limited Waiver (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date), and (b) no Event of Default has occurred and is continuing;

(b) Borrower has the power and authority to execute and deliver this Limited Waiver, and to perform its obligations under this Limited Waiver and the Loan Agreement;

(c) The organizational documents of Borrower delivered to Lender on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

(d) The execution and delivery by Borrower of this Limited Waiver and the performance by Borrower of its obligations under this Limited Waiver and the Loan Agreement have been duly authorized;

(e) The execution and delivery by Borrower of this Limited Waiver and the performance by Borrower of its obligations under this Limited Waiver and the Loan Agreement do not and will not contravene (i) any law or regulation binding on or affecting Borrower, (ii) any material contractual restriction with a Person binding on Borrower, (iii) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (iv) the organizational documents of Borrower;

(f) The execution and delivery by Borrower of this Limited Waiver and the performance by Borrower of its obligations under this Limited Waiver and the Loan Agreement do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made;

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(g) This Limited Waiver has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights;

(h) All the Purchased Shares have been duly authorized and validly issued, and all of the shares of common stock of Borrower for which the Amended and Restated Warrants are exercisable (the “Warrant Shares”) have been duly authorized and will be validly issued, in compliance with applicable laws and the Purchased Shares and the Warrant Shares, when issued, will be fully paid and non-assessable. Each of the Purchased Shares and the Warrant Shares will, upon issuance, be approved for trading on the Nasdaq Capital Market. None of the Purchased Shares are, and none of the Warrant Shares will be, issued in violation of any contract, agreement, arrangement or commitment to which Borrower is a party or is subject to, or in violation of, any preemptive or similar rights of any person.

(i) Borrower has not, directly or through its agents, offered or sold the Purchased Shares or the Amended and Restated Warrants by any form of general solicitation or general advertising within the meaning of Rule 502(c) under the U.S. Securities Act of 1933 (the “Securities Act”).

(j) To the knowledge of Borrower, none of Borrower or its affiliates is a “pilot program U.S. business” as defined in 31 C.F.R. § 801.213.

9. Representations and Warranties of Lender.

(a) Lender is (a) an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act, and (b) a “qualified purchaser” as that term is defined under the U.S. Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

(b) Lender understands and acknowledges that (i) the Purchased Shares have not been registered under the Securities Act or any state or other securities law, (ii) the Shares are being offered and sold in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws, and (iii) that such federal and state securities laws govern any future transfers of Purchased Shares and the applicability of any exemptions from registration in connection with such transfer. Lender is acquiring the Purchased Shares for investment for its own account and without a present view to any public resale or other distribution of such Shares in violation of the Securities Act or other applicable securities law.

10. Acknowledgement and Consent. Each guarantor (or pledgor) listed on the signatures pages hereof (each, a “Guarantor”) hereby acknowledges and agrees that the Guarantee and Collateral Agreement and each other Loan Document to which it is a party or otherwise bound (each, a “Credit Support Document”) shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Limited Waiver. Each Guarantor represents and warrants that all representations and warranties contained in the Loan Agreement and the Credit Support Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Limited Waiver, such Guarantor is not required by the terms of the Loan Agreement or any other Loan Document to consent to the waiver of any provision of the Loan Agreement effected pursuant to this Limited Waiver and (ii) nothing in the Loan Agreement, this Limited Waiver or any other Loan Document shall be deemed to require the consent of such Guarantor to any future departures to the Loan Agreement.

11. Prior Agreement.

(a) The Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect. This Limited Waiver is not a novation and the terms and conditions of this Limited Waiver shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. In the event of any conflict or inconsistency between this Limited Waiver and the terms of such documents, the terms of this Limited Waiver shall be controlling, but such documents shall not otherwise be affected or the rights therein impaired.

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(b) This Limited Waiver is a Loan Document. Borrower agrees and acknowledges that any violation of or failure to comply with the terms of this Limited Waiver shall constitute an immediate Event of Default under the Loan Agreement.

12. Fees and Expenses. Borrower acknowledges that all actual and reasonable costs and expenses incurred by Lender and all reasonable fees, expenses, and disbursements of its counsel with respect to this Limited Waiver and the documents and transactions contemplated hereby shall be for the account of Borrower as a Lender Expense.

13. Counterparts. This Limited Waiver may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

14. Governing Law. This Limited Waiver and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Limited Waiver to be duly executed and delivered as of the date first written above.

BORROWER:

WORKHORSE GROUP INC.

By:	/s/ Stephen S. Burns
Name: Stephen S. Burns
Title: CEO

GUARANTORS:

WORKHORSE TECHNOLOGIES INC.

By:	/s/ Stephen S. Burns
Name: Stephen S. Burns
Title: CEO

WORKHORSE PROPERTIES INC.

By:	/s/ Stephen S. Burns
Name: Stephen S. Burns
Title: CEO

WORKHORSE MOTOR WORKS INC

By:	/s/ Stephen S. Burns
Name: Stephen S. Burns
Title: CEO

SUREFLY, INC.

By:	/s/ Duane A. Hughes
Name: Duane A. Hughes
Title: President and COO

LENDER:

AROSA OPPORTUNISTIC FUND LP

By:	Arosa Capital Management Opportunistic GP II LLC
Its:	General Partner

By:	/s/ Till Bechtolsheimer
Name: Till Bechtolsheimer
Title: Chief Executive Officer

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EXHIBIT A

DUKE AGREEMENT

EXHIBIT B

AMENDED AND RESTATED WARRANTS